Exhibit 99.1

August 6, 2009

INFORMATIONAL MEETING
REGARDING CONSOLIDATION WITH REG
IMMEDIATELY FOLLOWING ANNUAL MEETING
TO BE HELD ON AUGUST 19, 2009 (APPROXIMATELY 7:00PM)
DMACC Sodhexo Conference Center, 600 N. 2nd Ave. West, Newton, Iowa 50208

Dear Central Iowa Energy, LLC Unitholder,

By now you should have received your notice of the 2009 annual meeting and the related 2009 proxy card. Thank you to those unitholders who have already returned their proxy card. If you haven’t returned your proxy card yet, please do so to assure the presence of a quorum at the annual meeting. Even if you are voting by proxy, we would like to encourage you to still attend the annual meeting. Immediately following the annual meeting, there will be an informational meeting that will cover the details of the proposed consolidation transaction with Renewable Energy Group, Inc. (“REG”). Key staff from REG will be on hand to give a presentation. There will be time allotted after the presentation for questions from the floor.

Sincerely,

Jim Johnston

Chairman, Central Iowa Energy, LLC